Exhibit 99.1

Everyday Health Reports Record First Quarter 2016 Financial Results

NEW YORK – May 5, 2016 – Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health marketing and communications solutions, today announced financial results for the first quarter ended March 31, 2016.

For the first quarter:

•	Total revenue grew 34% year-over-year.

•	Advertising and sponsorship revenue increased 41% year-over-year.

•	Pharma revenue grew 38% year-over-year.

•	Adjusted EBITDA increased 625% year-over-year.

“We are extremely pleased with our first quarter results as revenue and Adjusted EBITDA were both record highs for the quarter,” said Ben Wolin, Co-Founder and CEO of Everyday Health. “The macro trends for our business remain quite positive, and our future growth can be powered by a diverse set of customers across the healthcare sector that are all seeking to engage and influence consumers and healthcare professionals.”

Financial Highlights

For the three months ended March 31, 2016:

•	Total revenue was $55.2 million, a 34% increase from the prior year period.

o	Advertising and sponsorship revenue was $51.3 million, a 41% increase from the prior year period.

o	Premium services revenue, including consumer subscriptions and SaaS fees from hospitals, was $3.9 million, a 19% decrease from the prior year period and consistent with the Company’s expectations.

•	Adjusted EBITDA was $2.0 million, a 625% increase from the prior year period.

•	Net loss on a non-GAAP basis was $(5.1) million, compared to a net loss of $(5.3) million in the prior year period. Loss per share on a non-GAAP basic and diluted basis was $(0.16), compared to $(0.17) in the first quarter of 2015. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Adjusted EBITDA Reconciliation” and “Reconciliation of Non-GAAP Net Loss.”

•	Net loss on a GAAP basis was $(16.1) million, compared to net loss of $(8.1) million in the prior year period. Loss per share on a GAAP basic and diluted basis was $(0.49), compared to $(0.26) in the first quarter of 2015.

“The strong revenue and Adjusted EBITDA results in Q1, which significantly exceeded the guidance we provided earlier this year, are very encouraging. We are very pleased with the performance across our consumer, professional and payer/provider units,” said Brian Cooper, CFO of Everyday Health. “Our consumer advertising has returned to growth, our professional business is performing extremely well and our payer/provider business is meeting all the milestones we have set for this very large, new opportunity.”

Financial Outlook

For the second quarter of 2016, the Company anticipates achieving financial results as set forth below:

Second Quarter of 2016
Total Revenue Advertising & Sponsorship Revenue	$56.0 million – $59.0 million $52.0 million – $55.0 million
Adjusted EBITDA	$5.0 million – $6.0 million

The Company has also increased the lower end of the guidance range for the full-year total revenue and advertising and sponsorship revenue, and the Company now anticipates achieving full year 2016 financial results as set forth below:

Full Year 2016
Total Revenue Advertising & Sponsorship Revenue	$252.0 million – $260.0 million $235.0 million – $243.0 million
Adjusted EBITDA	$43.6 million – $47.6 million

Earnings Teleconference Information

The Company will discuss its first quarter 2016 financial results and business outlook during a teleconference today, May 5, 2016, at 4:30 PM ET. The conference call can be accessed at (877) 201-0168 or (647) 788-4901 (International), conference ID# 88671847 or via live webcast at http://ir.everydayhealth.com.

Following completion of the call, a recorded replay of the webcast will be available on Everyday Health’s website. To listen to the telephone replay, call toll-free (855) 859-2056 or (404) 537-3406 (International), conference ID# 88671847. The telephone replay will be available from 7:30 PM ET May 5, 2016 through 11:59 PM ET May 12, 2016. Additional investor information can be accessed at http://ir.everydayhealth.com.

About Everyday Health, Inc.

Everyday Health, Inc. (NYSE: EVDY) is a leading provider of digital health marketing and communications solutions. Everyday Health attracts a large and engaged audience of consumers and healthcare professionals to its premier health and wellness properties, and utilizes its data and analytics expertise to deliver highly personalized content experiences and efficient and effective marketing and engagement solutions. Everyday Health enables consumers to manage their daily health and wellness needs, healthcare professionals to stay informed and make better decisions for their patients, and marketers, health payers and providers to communicate and engage with consumers and healthcare professionals to drive better health outcomes. Everyday Health's content and solutions are delivered through multiple channels, including desktop, mobile web, and mobile phone and tablet applications, as well as video and social media.

Safe Harbor Provision

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding our future financial performance set forth under the heading “Financial Outlook.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to attract and retain users to our properties; our ability to attract and retain customers; the timing and amount of advertising spending by our current and future customers; our ability to effectively integrate the acquisitions that we make; our ability to enter into new, or extend existing, partnership arrangements; our ability to successfully pursue opportunities in the broader health and wellness sectors; as well as those factors contained in the “Risk Factors” section of our SEC filings. All information in this release is as of May 5, 2016. Except as required by law, we undertake no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in our expectations.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: Adjusted EBITDA, non-GAAP net loss, and non-GAAP loss per share ("EPS").

A "non-GAAP financial measure" refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define Adjusted EBITDA as net loss plus: interest expense, net; income tax provision (benefit); depreciation and amortization expense; stock-based compensation expense; compensation expense related to acquisition earnout and retention bonus arrangements; write-offs of unamortized deferred financing and other debt extinguishment costs; executive transition and reduction in force charges; contract settlement charges; and asset impairment and other charges. We define non-GAAP net loss as net loss, plus non-cash stock-based compensation expense, compensation expense related to acquisition earnout and retention bonus arrangements, income tax provision (benefit), and other unusual or significant adjustments such as the write-off of deferred financing costs and other debt extinguishment costs, executive transition and reduction in force charges, contract settlement charges, and asset impairment and other charges. We define non-GAAP EPS as non-GAAP net loss, divided by weighted-average shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Our management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Source: Everyday Health

Investor Relations Contact:

Melanie Goldey, SVP, Strategic Planning & IR

(646) 728-9768

ir@everydayhealthinc.com

EVERYDAY HEALTH, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$39,693	$30,097
Accounts receivable, net of allowance for doubtful accounts of $875 and $909 as of March 31, 2016 and December 31, 2015, respectively	66,808	90,356
Prepaid expenses and other current assets	7,782	4,662
Total current assets	114,283	125,115
Property and equipment, net	29,805	28,565
Goodwill	165,099	165,271
Intangible assets, net	42,228	43,746
Other assets	4,834	5,013
Total assets	$356,249	$367,710

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$36,430	$38,563
Deferred revenue	10,036	8,655
Current portion of long-term debt	11,269	6,775
Other current liabilities	6,657	11,890
Total current liabilities	64,392	65,883
Long-term debt	111,007	102,393
Deferred tax liabilities	8,074	7,570
Other long-term liabilities	5,184	11,595
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value: 90,000,000 shares authorized at March 31, 2016 and December 31, 2015; 33,145,694 and 32,707,606 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	331	327
Treasury stock	(55)	(55)
Additional paid-in capital	314,151	310,727
Accumulated deficit	(146,835)	(130,730)
Total stockholders’ equity	167,592	180,269
Total liabilities and stockholders’ equity	$356,249	$367,710

EVERYDAY HEALTH, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data, unaudited)

	Three months ended March 31,
	2016	2015
Revenues:
Advertising and sponsorship revenues	$51,276	$36,338
Premium services revenues	3,902	4,836
Total revenues	55,178	41,174
Operating expenses:
Cost of revenues	19,066	14,076
Sales and marketing	21,070	12,725
Product development	16,176	12,602
General and administrative	12,650	9,804
Total operating expenses	68,962	49,207
Loss from operations	(13,784)	(8,033)
Interest expense, net	(1,701)	(953)
Loss from operations before (provision) benefit for income taxes	(15,485)	(8,986)
(Provision) benefit for income taxes	(620)	918
Net loss	$(16,105)	$(8,068)

Net loss per common share - basic and diluted	$(0.49)	$(0.26)

Weighted-average common shares outstanding-basic and diluted	32,806,839	31,525,559

EVERYDAY HEALTH, INC.

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(16,105)	$(8,068)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,345	4,662
Stock-based compensation	5,067	2,491
Amortization of financing costs	157	107
Provision for deferred income taxes	504	241
Changes in operating assets and liabilities:
Accounts receivable	23,547	14,802
Prepaid expenses and other current assets	(3,120)	(3,641)
Accounts payable and accrued expenses	(2,133)	(9,322)
Deferred revenue	1,381	1,884
Other current liabilities	12	32
Other long-term liabilities	(6,371)	17
Net cash provided by operating activities	8,284	3,205
Cash flows from investing activities
Additions to property and equipment, net	(5,068)	(3,005)
Payment for businesses purchased, net of cash acquired	(5,000)	(24,747)
Payment of security deposits and other assets	181	40
Net cash used in investing activities	(9,887)	(27,712)
Cash flows from financing activities
Proceeds from the exercise of stock options	-	460
Borrowings under revolver credit facility	15,000	25,000
Repayment of principal under revolver credit facility	-	(10,000)
Borrowings under term loan facility	-	8,500
Repayment of principal under term loan facility	(1,694)	(750)
Principal payments on capital lease obligations	(113)	(180)
Payments of credit facility financing costs	(355)	(722)
Tax payments related to net share settlements of restricted stock units	(1,639)	-
Net cash provided by financing activities	11,199	22,308
Net increase (decrease) in cash and cash equivalents	9,596	(2,199)
Cash and cash equivalents, beginning of period	30,097	50,729
Cash and cash equivalents, end of period	$39,693	$48,530

EVERYDAY HEALTH, INC.

Adjusted EBITDA Reconciliation

(in thousands, unaudited)

	Three months ended March 31,
	2016	2015
Adjusted EBITDA	$1,958	$270

Less:
Interest expense, net	1,701	953
Income tax provision (benefit)	620	(918)
Depreciation and amortization expense	5,345	4,662
Stock-based compensation expense	5,067	2,491
Compensation expense related to acquisition earnout and retention bonuses	4,325	-
Executive transition and reduction in force severance charges	1,005	1,150
Net Loss	$(16,105)	$(8,068)

EVERYDAY HEALTH, INC.

Reconciliation of Non-GAAP Net Loss

(in thousands, except share and per share data, unaudited)

	Three months ended March 31,
	2016	2015
Net Loss	$(16,105)	$(8,068)

Stock-based compensation expense	5,067	2,491
Income tax provision (benefit)	620	(918)
Compensation expense related to acquisition earnout and retention bonuses	4,325	-
Write-off of unamortized deferred financing costs	-	-
Executive transition and reduction in force severance charges	1,005	1,150
Non-GAAP net loss	$(5,088)	$(5,345)

Weighted-average common shares outstanding-basic and diluted	32,806,839	31,525,559

Non-GAAP net loss per common share-basic and diluted	$(0.16)	$(0.17)